UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 24, 2007

Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On April 24, 2007, Poniard Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with CIBC World Market Corp. and Lazard Capital Markets LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), relating to a public offering of 10,302,905 shares of common stock, par value $0.02 per share, of the Company (“Common Stock”).  The price to the public is $6.33 per share.  Pursuant to the terms of the Underwriting Agreement, the Underwriters have agreed to purchase the shares from the Company at a price of $5.9502 per share, and the Company has granted the Underwriters an option, exercisable for 30 days following the date of the Underwriting Agreement, to purchase up to an additional 1,545,436 shares of Common Stock to cover over-allotments, if any.  The offering is being made pursuant to the Company’s effective registration statement on Form S-3 previously filed with the Securities and Exchange Commission (File no. 333-140584).  The Underwriting Agreement is filed as Exhibit 1.1 to this current report on Form 8-K, and the description of the Underwriting Agreement in this Item 8.01 is qualified in its entirety by reference to the Underwriting Agreement.

The press release issued by the Company announcing the pricing of the public offering is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits.

	1.1	Underwriting Agreement, dated April 24, 2007

	99.1	Press Release dated April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: April 25, 2007	By:	/s/ Caroline M. Loewy
Name: Caroline M. Loewy
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 24, 2007
99.1	Press Release dated April 25, 2007